================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 OMI CORPORATION
             (Exact name of registrant as specified in its charter)

THE REPUBLIC OF THE MARSHALL ISLANDS                        52-2098714
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                      One Station Place, Stamford, CT 06902
               (Address of Principal Executive Offices) (Zip Code)


                                 OMI CORPORATION
                             EXECUTIVE SAVINGS PLAN
                            (Full title of the plan)
                                 --------------

                             FREDRIC S. LONDON, ESQ.
                                 OMI CORPORATION
                                One Station Place
                               Stamford, CT 06902
                                 (203) 602-6700
            (Name, address and telephone number of agent for service)

                                   Copies to:

                           Robert L. Clare III, Esq.
                                White & Case LLP
                          1155 Avenue of the Americas
                               New York, NY 10036

                         Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------
                                                    PROPOSED
                                                     MAXIMUM                PROPOSED
   TITLE OF                                         AGGREGATE               MAXIMUM                AMOUNT OF
SECURITIES TO BE            AMOUNT TO BE          OFFERING PRICE            AGGREGATE            REGISTRATION
   REGISTERED                REGISTERED             PER SHARE(1)        OFFERING PRICE(1)            FEES
-----------------------------------------------------------------------------------------------------------------
Deferred Compensation
  Obligations               $2,000,000(1)              100%                $2,000,000                $500
=================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h)of the Securities Act of 1933, as amended.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following information heretofore filed by OMI Corporation with the Securities Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended, is incorporated herein by reference:

     (a) OMI's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b) OMI's Form of Common Stock Certificate, Articles of Association, and By-laws in its Registration Statement on Form S-1 filed with the Commission on May 15, 1998, Registration Statement No. 333-52771; and

     (c)  OMI's  Quarterly  Report on Form 10-Q for the period  ended  March 31,
          2001.

     (d)  OMI's  Quarterly  Report on Form 10-Q for the  period  ended  June 30,
          2001.

     (e)  The  Company's   Proxy  Statement  for  the  2001  annual  meeting  of
          stockholders;

     (f) The description of the Common Stock contained in its registration statements on Form 8-A, May 15, 1998, as amended on June 17, 1998 and the description of the Rights currently traded with the Common Stock contained in the Company's registration statement on Form 8-A, dated December 14, 1998, filed under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description; and

     (g) The Company's Registration Statements on Form S-3 filed on February 11, 2000 (Registration File No. 333-30230), on March 28, 2000, as
          amended on April 21, 2000 (Registration File No. 333-33424), on July 14, 2000 (Registration File No. 333-41468), on February 9, 2001 (Registration File No. 333-55308), and on March 21, 2001 (Registration File No. 333-57346).

     All documents that OMI filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the date those documents were filed.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         (1) The legality of the shares of Common Stock offered here has been passed upon for OMI by Fredric S. London, Esq., OMI's Senior Vice President, Secretary and General Counsel. Mr. London beneficially owns 362,697 shares of Common Stock of OMI and, under OMI's stock option plans, holds options to purchase 227,000 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Marshall Islands law provides that with respect to legal actions against a person because that person is or was a director or officer of a corporation, that corporation (i) must indemnify that person for expenses of litigation when that person is successful on the merits; (ii) may indemnify that person for expenses, judgments, fines and amounts paid in settlement of litigation (other than in an action by or in right of the corporation), even if that person is not successful on the merits, if that person acted in good faith and in a manner that that person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, had no reason to believe that conduct was unlawful); and (iii) may indemnify such person for the expenses of a suit by or in the interest of the corporation, even if such person is not successful on the merits, if such person acted in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made if such person has been found to be liable of negligence or misconduct in the performance of his duties to the corporation unless the court in which the action was brought determines that, despite the finding of liability, that person is fairly and reasonably entitled to indemnity for such expenses. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that that person is not entitled to indemnification. Our articles of incorporation and by-laws limit personal liability of directors and officers to the fullest extent permitted by Marshall Islands law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         (a) OMI hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by OMI pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of OMI pursuant to the provisions described in Item 6, or otherwise, OMI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by OMI of expenses incurred or paid by a director, officer or controlling person of OMI in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, OMI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 29, 2001.

                                       OMI Corporation
                                       (Registrant)



                                       By:  /s/ Fredric S. London
                                          --------------------------------------
                                                    Fredric S. London
                                             Senior Vice President, Secretary
                                                    and General Counsel




                                       By:  /s/ Kathleen C. Haines
                                          --------------------------------------
                                                   Kathleen C. Haines
                                           Senior Vice President and Chief
                                                   Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints Fredric
S. London and Kathleen C. Haines and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) to this registration statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:


                    NAME                                       SIGNATURE                              DATE
                    ----                                       ---------                              ----
Robert Bugbee                                                                                  October 29, 2001
Executive Vice President, Chief Operating                 /s/ Robert Bugbee
Officer and Director                                      ---------------------------

Kathleen C. Haines                                                                             October 29, 2001
Senior Vice President and Chief Financial                 /s/ Kathleen C. Haines
Officer                                                   ---------------------------

James N. Hood                                                                                  October 29, 2001
Director                                                  /s/ James N. Hood
                                                          ---------------------------
Michael Klebanoff                                                                              October 29, 2001
Director                                                  /s/ Michael Klebanoff
                                                          ---------------------------
Fredric S. London                                                                              October 29, 2001
Senior Vice President, Secretary and                      /s/ Frederic S. London
General Counsel                                           ---------------------------

Edward Spiegel                                                                                 October 29, 2001
Director                                                  /s/ Edward Spiegel
                                                          ---------------------------

Craig H. Stevenson, Jr.                                                                        October 29, 2001
President, Chief Executive Officer and                    /s/ Craig H. Stevenson, Jr.
Chairman of the Board                                     ---------------------------



                                       7

Donald C. Trauscht                                                                             October 29, 2001
Director                                                  /s/ Donald C. Trauscht
                                                          ---------------------------

James D. Woods                                                                                 October 29, 2001
Director                                                  /s/ James D. Woods
                                                          ---------------------------

                                  EXHIBIT INDEX

4.1 Form of Common Stock Certificate (incorporated by reference to the Registration Statement on Form S-1 filed by OMI on May 15, 1998, Registration Statement Number 333-52771).

4.2 OMI's Articles of Association (incorporated by reference to the Registration Statement on Form S-1 filed by OMI on May 15, 1998, Registration Statement Number 333-52771).

4.3 OMI's By-laws (incorporated by reference to the Registration Statement on Form S-1 filed by OMI on May 15, 1998, Registration Statement Number 333-52771).

4.10      OMI Corporation Executive Savings Plan.

5.1 Opinion of Fredric S. London, Esq., regarding the validity of the securities being registered.

23.1      Consent of Deloitte & Touche LLP

23.2      Consent  of  Fredric  S.  London,   Esq.   (included  in  the  opinion
          constituting Exhibit 5.1).



                                       9